Exhibit 1.1

                   STRUCTURED ASSET MORTGAGE INVESTMENTS INC.

                       Mortgage Pass-Through Certificates


                                 TERMS AGREEMENT


                                                Dated:  as of October 28, 1998


To:  STRUCTURED ASSET MORTGAGE INVESTMENTS INC.
         f/k/a Bear Stearns Mortgage Securities Inc.

Re:  Underwriting Agreement dated June 25, 1996

Underwriter:         Bear, Stearns & Co. Inc.

Series Designation:  Series 1998-9

Designation Schedule of the Certificates: Class 1-P, Class 1-A-1, Class 1-A-2, Class 1-A-3, Class 1-X, Class 1-B-1, Class 1-B-2, Class 1-B-3, Class 2-A-1, Class 2-A-2, Class 2-A-3, Class 2-B-1, Class 2-B-2, Class 2-B-3, Class X, Class PO, Class R-1, Class R-2, and Class R-3 Certificates


TERMS OF THE CERTIFICATES TO BE PURCHASED BY THE UNDERWRITER:


DESIGNATION                         Initial Principal         Pass-Through Rate
                                        Amount

Class 1-P Certificates                  $78,275                     (1)
Class 1-A-1 Certificates           $167,900,000                   6.250%
Class 1-A-2 Certificates             $4,916,350                   6.250%
Class 1-A-3 Certificates            $19,878,450                   6.250%
Class 1-B-1 Certificates             $3,379,300                   6.250%
Class 1-B-2 Certificates               $994,000                   6.250%
Class 1-B-3 Certificates               $496,900                   6.250%
Class 1-X Certificates                    (2)                       (2)
Class 2-A-1 Certificates            $21,000,000                   6.125%
Class 2-A-2 Certificates           $275,493,200                   6.125%
Class 2-A-3 Certificates             $1,105,000                   6.125%
Class 2-B-1 Certificates             $3,049,800                   6.125%
Class 2-B-2 Certificates             $1,524,900                   6.125%
Class 2-B-3 Certificates               $762,500                   6.125%
Class PO Certificates                  $569,087                     (3)
Class X Certificates                      (4)                       (4)
Class R-1 Certificates                      $50                   6.250%
Class R-2 Certificates                     $100                   6.125%
Class R-3 Certificates                      $50                   6.250%


 ------------------

  (1) The Class 1-P Certificates are principal only certificates and will not bear interest. The Current Principal Amount of the Class 1-P Certificates initially will be the amount shown above and is composed of a strip of principal from the Discount Mortgage Loans in Mortgage Loan Sub-Group 1A.

  (2) The Class 1-X Certificates will have a Notional Amount equal to the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Sub-Group 1A and will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the excess of (a) the Net Rate on each such Non-Discount Mortgage Loan over (b) 6.250% per annum. For the Class 1-X Certificates, the initial Notional Amount will be $87,293,616 and the Pass-Through Rate for the initial Interest Accrual Period is 0.386242787% per annum.

  (3) The Class PO Certificates are principal only certificates and will not bear interest. The Current Principal Amount of the Class PO Certificates initially will be the amount shown above and is composed of Component 1-PO with an initial current Principal Amount of $47,725 and Component 2-PO with an initial Current Principal Amount of $521,362, equal to strips of principal from the Discount Mortgage Loans in Mortgage Loan Sub-Group 1B and Mortgage Loan Group 2, respectively.

  (4) The Class X Certificates will have a Notional Amount equal to the sum of the aggregate Scheduled Principal Balances of the Non-Discount Mortgage Loans in Mortgage Loan Sub-Group 1B and Mortgage Loan Sub-Group 2C. They will bear interest on their Notional Amount at a variable Pass-Through Rate equal to the weighted average of the pass-through rates borne by Component 1B-X and Component 2C-X, weighted based upon the respective Notional Amounts of such Components. Component 1B-X will bear interest on its Notional Amount (initially $104,804,339) at a rate equal to the weighted average of the excess of (i) the Net Rates of the Non-Discount Sub-Group 1B Mortgage Loans over (ii) 6.25% per annum and Component 2C-X will bear interest on its Notional Amount (initially $4,027,537) at a rate equal to the weighted average of the excess of (i) the Net Rates of the Non-Discount Sub-Group 2C Mortgage Loans over (ii) 6.125% per annum. For the Class X Certificates, the initial Notional Amount will be $108,831,876 and the Pass-Through Rate for the initial Interest Accrual Period is 0.524359728% per annum.

          The original principal amount of one or more Classes of Certificates may be increased or decreased by SAMI by up to 10%, depending upon the Mortgage Loans actually acquired by SAMI and delivered to the Trustee. In addition, the original principal amount of any Class of Certificates may be adjusted, as necessary, to obtain the required ratings on the Certificates from the Rating Agencies. Accordingly, any investor's commitments with respect to the Certificates may be correspondingly decreased or increased.

The Certificates purchased by the Underwriter will be offered from time to time by the Underwriter in negotiated transactions at varying prices to be determined at the time of sale.

DEFINED TERMS: Terms not otherwise defined herein shall have the meanings given to such terms in the Pooling and Servicing Agreement dated as of October 1, 1998, among Structured Asset Mortgage Investments Inc., as seller, Cendant Mortgage Corporation and NationsBanc Mortgage Corporation, as master servicers, and Norwest Bank Minnesota, National Association, as trustee.

FORM OF CERTIFICATES BEING PURCHASED BY THE UNDERWRITER: Book Entry except for the Class 1-P, Class 1-X, Class R-1, Class R-2 and Class R-3 Certificates which will be in certificated, fully registered form.

DISTRIBUTION DATES: The 25th day of each month or, if such 25th day is not a business day, the next succeeding business day commencing in November, 1998.

CERTIFICATE RATING FOR THE CERTIFICATES BEING PURCHASED BY THE UNDERWRITERS:

                                                    Rating
CLASS                                   S&P                          DCR

Class 1-P                               AAAr                         AAA
Class 1-A-1                             AAA                          AAA
Class 1-A-2                             AAA                          AAA
Class 1-A-3                             AAA                          AAA
Class 1-X                               AAAr                         AAA
Class 1-B-1                              --                          AA
Class 1-B-2                              --                           A
Class 1-B-3                              --                          BBB
Class 2-A-1                             AAA                          AAA
Class 2-A-2                             AAA                          AAA
Class 2-A-3                             AAA                          AAA
Class 2-B-1                              AA                          --
Class 2-B-2                               A                          --
Class 2-B-3                             BBB                          --
Class X                                 AAAr                         AAA
Class PO                                AAAr                         AAA
Class R-1                               AAA                          AAA
Class R-2                               AAA                          AAA
Class R-3                               AAA                          AAA


MORTGAGE ASSETS: The Mortgage Loans to be included in the Trust Fund are as described in Annex A hereto.

PURCHASE PRICE: The aggregate purchase price payable by the Underwriter for the Certificates covered by this Agreement will be $496,785,028 (plus $2,562,795 in accrued interest).

CREDIT ENHANCEMENT: None other than the subordination described in the related Prospectus Supplement.

CLOSING DATE: October 30, 1998, 9:00 a.m., New York time.

Each Underwriter will indemnify and hold harmless any other Underwriter and each person, if any, who controls such Underwriter within the meaning of either the Securities Act of 1933, as amended (the "1933 Act") or the Securities Exchange Act of 1934 (the "1934 Act") (collectively, the "Non-Indemnifying Underwriter") from and against any and all losses, claims, damages, expenses (including reasonable attorney's fees) or liabilities ("Liabilities"), joint or several, to which any Non-Indemnifying Underwriter becomes subject under the 1933 Act, the 1934 Act or other federal or state statute, law or regulation, common law or otherwise, insofar as such Liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement of a material fact contained in any computational or other written materials mailed or otherwise transmitted by such indemnifying Underwriter in connection with the Certificates or in any revision or amendment thereof or supplement thereto and agrees to reimburse such Non-Indemnifying Underwriter for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such Liability or action. This indemnity agreement will be in addition to any liability that any Underwriter may otherwise have.

The undersigned, as the Underwriter, agrees, subject to the terms and provisions of the above-referenced Underwriting Agreement, which is incorporated herein in its entirety and made a part hereof, to purchase the respective principal amounts of the Classes of the above-referenced Series of Certificates as set forth herein.


BEAR, STEARNS & CO. INC.


By: /S/ SARA BONESTEEL
   -----------------------
   Name:  Sara Bonesteel
   Title: Vice President

Accepted:

STRUCTURED ASSET MORTGAGE INVESTMENTS INC.


By: /S/  MARY HAGGERTY
   ------------------------
    Name:  Mary Haggerty
    Title: Vice President

                                     ANNEX A


                             Mortgage Loan Schedule

              SEE EXHIBIT B OF THE POOLING AND SERVICING AGREEMENT